Exhibit 10.1

RMB Credit Line Loan Contract

Jilin Branch

Contract No.：Jiecheng 001PIFV220620000201200023

Borrower (Party A): Jilin Hengchang Agriculture Development Co., Ltd.
Domicile：998 km point of Line 102, National Agricultural Technology Park,
Gongzhuling City. Post code：136100
Legal representative (Person in charge):Wei Yushan
Fax: 0434-6278415                              Telephone: 0434-6278415

Lender (Party B):     China Construction Bank Co., Ltd Siping Branch
Domicile: No. 637 Zhongyang West Road, Siping City    Post code：136000
Legal representative (Person in charge)：Jiang Wenbo
Fax: 0430-3220277                              Telephone: 0434-3225822

Party A hereby applies for the credit of loan to Party B since Party A (Jilin Hengchang Agriculture Development Co., Ltd.) needs working capital and Party B agrees to release the loans to Party A. In accordance with the relevant laws, rules and regulations, this contract is hereby entered into by and between Party A and Party B through equal consultations, to be followed by two parties.

Article 1 Amount of the loan
Party B provides Party A with a loan amount of RMB Eighty Million (In Words)
The loan amount under this Contract refers to the principal credit line limit provided by Party B to Party A for working capital loan within the loan effective period under this contract. Within the effective period of the credit line, Party A can repeatedly use the credit line of the loan, as long as the outstanding principal of loan of Party A does not exceed the credit limit amount of the loan, Party A can continuously apply for the loan, regardless of the number of the loans and amount of each loan, if only Party A’s loan amount plus the outstanding principal of Party A under this contract shall not exceed the credit limit of the loan.

Article 2 Purpose of the loan and source of repayment
Party A shall use the loan for productions and business operations.
Please refer to the basic loan information for purpose of loan and source of repayment

Article 3 Life of the credit of the loan
The life of the credit of loan in this Contract is starting from February 17, 2012 to February 16, 2013 ,(hereinafter referred to as "the effective period of the credit of loan"). The performance period of single loan which is effective within the effective period of the loan credit is not restricted by the expiry date of the life of loan credit.
When the effective period of credit loan expires, unexpended loan credit will be voided automatically.
Single loan period starts on the withdrawal date of the single loan and ends with repayment date as stipulated in the Contract
Loan release refer to the action that Party B release the loan to borrower's account based on Party A's application and stipulations in this Contract.

Article 4 Purpose of the credit of loan
1 Within the effective period and amount of credit loan, Party A can apply for loan case by case if needed.  Both parties shall go through relevant procedures. The amount, interest rate, life and usage of the loan shall be subject to loan withdrawal notification.
II If the guarantor performs its guarantee obligation as per the Contract, Party B shall deduct the principal correspondingly to guarantee obligation that Party B has performed from the principal of loan credit.
3 The loan applied by Party A each time shall not be less than RMB One million and the loan period shall not be less than thirty days and life of loan shall not be longer than twelve months.

Article 5 Interest Rate of the Loan, Interest Rate of Default, Calculation and Settlement of Interest
 I Interest Rate of the Loan
The interest rate of single loan under this Contract is the annual interest rate, i.e. the base interest rate from the value date shall be     20% higher (choose “higher” or “lower”), and from the value date to the date that principle and interest are all settled under this Contract, every_0__month, the interest rate shall be adjusted once based on the base interest rate of the adjusting day and the floating proportion. The adjusting day of interest rate is the corresponding day of value date on that month. If there is no such corresponding day on that month, the last day of the month is the adjusting day of the interest rate
II Interest Rate of Default
The interest rate of default of single loan is stipulated under this Contract as follows:
(I) Where Party A fails to use the loan as specified in this Contract, the default interest rate shall be 100% higher than the interest rate of the loan. Where the interest rate of the loan is adjusted according to the first paragraph of this Article, the default interest rate shall be adjusted accordingly based on adjusted interest rate and floating margin.

(II) The default interest rate for overdue payment under this Contract is 50% higher than the interest rate of loan. Where the interest rate of the loan is adjusted according to first Paragraph 1 of this Article, the default interest rate shall be adjusted accordingly based on adjusted interest rate and floating margin.\
(III) Where the overdue repayment and misappropriation of the loan occur at the same time, the default interest and compound interest shall be charged based on its severity. Party A shall be penalized based on the more serious breaching behavior.

III When the single loan is withdrawn, two parties shall make an agreement on the interest rate and default interest rate of this loan on the loan withdrawal notification separately or choose to use the loan's interest rate or default interest rate. If two parties can not make agreement, Party B has right to refuse to release the loan
IV If the interest rate or default interest rate of single loan are not same with those at the loan withdrawal notification, loan withdrawal notification shall prevail.
V The value date stipulated in this article refers to the date that single loan is released to the loan release account stipulated in article 8 of this Contract.
VI base interest rate refers to the interest rate of the loan of the same level in corresponding period announced by the People’s Bank of China as the value date. If the People’s Bank of China does not announce the interest rate of the loan, base interest rate refers to the interest rate of the loan acknowledged by the peer banks during the same day or the interest rate of the loan with the same level in corresponding period unless otherwise provided for by this contract.
VII Interest of the loan is calculated on a daily basis from the date that the loan is transferred to the designated account of Party A. The daily interest rate=annual interest rate/360. If Party A does not pay the interest at the interest settlement date stipulated in this Contract, Party A shall be charged compound interest from the day following the interest settlement date.

VIII Settlement of the Interest
(I) To settle the loan with the fixed interest rate, its interest shall be calculated as the agreed interest rate. To settle the loan with floating interest rate, its interest shall be calculated as the determined multi-stage rate. When there is several floating interests with a single stage, interest of different floating period shall be calculated first, all interests shall be settled by adding different period of interests together at the settlement date.
(II) The 1st method shall be used to settle the interest of the loan under this Contract:

1．Settle the interest on a monthly basis. The settlement date is fixed to be the 20th day of each month
2．Settle the interest on a quarterly basis. The settlement date is fixed to be the 20th day of the last month of each quarter
3．

Article 6 Management fee of the credit loan
Party A shall pay credit loan management fees___Blank_____( In Words) to Party B within _blank____working days after this Contract is signed

Article 7 Release and payment of the loan
    I Application for withdrawing credit loan
When Party A withdraws the credit loan, it shall submit application to Party B. The application for single loan which exceeds RMB 5 million shall be submitted ten working days in advance. Party B shall decide whether to release loan to Party A within 5 working days after receiving Party A’s application.
II Prerequisite conditions of releasing the loan
Only the following conditions have been continuously met, can Party B has obligation to release the loans except that Party B has wholly or partially given up those conditions.
1. Party A has gone through the relevant permit, registration, delivery, insurance and other legal procedures required by the loan under this Contract.

2.   When the suretyship is required by this Contract, the suretyship that meets Party B’s requirement has been effective and continuously valid.
3．Party A has opened a bank account for drawing money and repayment as per Party B’s requirement.
4．Party B has received Party A’s application for loan withdrawal and has verified and approved it
5．Party A shall pay credit management fee to Party B and Party A has made full payment of credit management fee to Party B on time as stipulated in this Contract.
6．Any breaching behaviors as specified in this Contract have not happened on Party A
7．Any situations that may possibly hazard Party B’s claims as specified in this Contract have not happened on Party A
8．The release of loan under this Contract by Party B shall not be forbidden or restricted by any laws, rules and regulations nor any authoritative departments.
9．Party A’s financial indexes continuously meet with the requirement of “restrict terms on financial indexes ” as stipulated in annex 2
10．Party A has provided relevant materials before the loan is released as stipulated in this Contract
11．Party A shall provide authentic complete, accurate and effective materials to Party B as per Party B’s requirements.
12．Other prerequisite conditions

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III Materials to be provided by Party A
Regarding to the agreement on materials provided by Party A,  two parties shall choose (I) 【choose (I) or (II)】：
   （I）
    1．If they meet with the (2)   situation：
(1) If the amount of single loan exceeds RMB30.0 million and any external payment under this loan exceeds RMB 30 million:
(2) If the amount of single loan exceeds RMB10.0 million and any external payment under this loan exceeds RMB 10 million:
Party A shall provide the following materials to Party B two working days before the single loan is withdrawn.
(1)  Renewal certificate of the loan and payment and settlement certificate of the loan signed and sealed by Party A
(2) Transaction materials（including but not limited to commodities, labor services, financial contracts and/or invoices and other written or electrical documents that can prove the specific usage of the loan):

And other materials that Party B requires Party A to provide（including but not limited to business license of Party A’s trading partners, the right of power of attorney, articles of association, shareholders' meeting or board resolutions and other information).
 2．Except the situation as agreed in paragraph 1, or Party B agrees that Party A can make the payment on their own after checking above materials provided by Party A as stipulated in sub-paragraph V of this article, Party A shall provide the following information to Party B no more than two working days before withdrawing the single loan:

(1) Usage plan of loan to be released ( see Annex (3) for loan usage plan)
(2) Renewal certificate of loan signed and sealed by Party A

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And other materials that Party B requires Party A to provide（including but not limited to business license of Party A’s trading partners, the right of power of attorney, articles of association, shareholders' meeting or board resolutions and other information).

  （II）Regardless the amount of single loan to be withdrawn, Party A shall provide Party B the following materials in no more than _blank___working days before Party A withdraws the single loan:
(1)  Renewal certificate of the loan and payment and settlement certificate of the loan signed and sealed by Party A
(2) Transaction materials (including but not limited to commodities, labor services, financial contracts and/or invoices and other written or electrical documents that can prove the specific usage of the loan):

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And other materials that Party B requires Party A to provide (including but not limited to business license of Party A’s trading partners, the right of power of attorney, articles of association, shareholders' meeting or board resolutions and other information).

IV Party B is entrusted to make payment
1．Situations that Party B is entrusted to make payment
If the single loan is withdrawn according to the   （3）  situation, Party B shall be entrusted to make payment. i.e. Party A irrevocably entrusts Party B to pay the loan funds to Party A’s trading partners. Party A is not allowed to pay such loan to its trading partners or any other third party on its own.
(1) The amount of single loan exceeds RMB30 million and any external payment under such account item for expenditure exceeds RMB 30 million, and Party B agrees that it matches with the characteristics of payment receiver after checking materials provided by Party A:
(2) Regardless the amount of single loan to be withdrawn, the mode that Party B is entrusted to make payment shall be adopted.
(3) The amount of single loan exceeds RMB10 million and any external payment under such account item for expenditure exceeds RMB 10 million, and Party B agrees that it matches with the characteristics of payment receiver after checking materials provided by Party A:
2．In the case that Party B is entrusted to make payment, Party B shall transfer the  loan funds to the loan release account, and then directly have the loan funds transfer to Party A’s trading partner’s account from loan release account. Party A shall not dispose the loan funds in any form (including but not limited to the transfer and cash withdrawal).
3．Party B shall review the materials provided by Party A, including payment amount, payment schedules, payment object, payment methods and account to be used. After Party B reviews and agrees that above information is qualified to make payment, Party B shall release the loan funds to Party A’s trading partners. Once the loan funds are released to the account of Party A’s trading partners, it shall be regarded that Party B has fulfilled its obligation of being entrusted. Party A shall timely check if the payment is made successfully one day after. If not, it shall immediately notify Party B. Party A shall ensure that its trading partners will use the loan as per specific use and correspond to the transaction materials.

4．Although Party B reviews above information in form, it does not mean that Party B confirms the authenticity and legality and legal compliance of transaction, nor Party B is involved in any disputes between Party A and its trading partners or any other third party or Party B assumes any responsibilities and obligations of Party A. Party A shall compensate for all losses of Party B resulting from that Party B is entrusted to make the payment.
5．If the loan funds are not paid successfully or timely to the bank account of Party A’s trading partners due to non-Party B’s mistakes, for example the materials provided by Party A is incomplete, untrue, inaccurate, does not meet the specific purpose of the loan, conflict between information fault reason,  it shall be dealt with by following the stipulations below:
(l) for all the consequences and losses resulting therefrom, including but not limited to loan funds not successfully or timely paid to the account of Party A’s trading partners, shall be borne by Party A. Party B does not undertake any responsibilities and all losses of Party B thereof shall be compensated by Party A.
    (2) Party A shall not dispose the loan funds in any form (including but not limited to account transfer, cash withdrawal)
    (3) Party A shall undertake the obligations of providing new materials or correcting the previous materials as per Party B’s requirement within _blank__working days;
If Party A violates any stipulations above, Party B is entitled to reclaim such part of loan funds in advance.
6．All liabilities and losses due to non-Party B’s failure, error, delay in loan payment and other risks shall be borne by Party A. Party B shall not be liable for it. All losses of Party B thereof shall be compensated by Party A.

V Party A’s self-payment
When single loan’s payment does not meet with the conditions of entrusting Party B as stipulated in section 1 of paragraph IV,  Party A’s self-payment mode shall be adopted, ie. Party B, according to Party A’s loan withdrawal application, release the loan to the loan release account, and Party A shall self pay it to its trading partners. Party A shall ensure its trading partners follow with the specific use of loans and correspond to the transaction materials.
VI No matter what payment mode, either entrusting Party B or Party’s self-payment, once loan funds are released to loan release account, it is regarded that Party B has fulfilled its loan release obligations. Party A shall ensure that the loan release account status is normal (including but not limited to not being frozen by authoritative organizations). Once all risks, liabilities and losses related to the loan funds which are frozen or deducted by authoritative organizations after being released to the loan release account, shall be borne by Party A. All losses of Party B thereof shall be compensated by Party A.
VII Change of payment methods
Party B is entitled to change the payment methods of the loan funds if any of the following circumstances occur, including but not limited to adjusting the some conditions to be made payment via entrustment（e.g. adjust the amount standard of being entrusted to make payments）, and change the payment methods of single loan, etc.
1．Any one of violating events stipulated in this Contract occur in Party A
2．Possibly hazard the creditor’s rights of Party B as stipulated in this Contract occur:
3．Other circumstances where Party B believes it is necessary to change the payment methods of loan funds.

If Party B changes the payment methods, Party A shall require to fulfill obligations of providing new materials, according to the stipulation of the Contract and Party B’s requirements

Article 8 Account usage and monitoring
I  Loan release account
The loan release account under this Contract shall be determined by the No.   1   method：
1．Within ten working days since the Contract is effective and before the first loan is released, Party A shall open an specialized loan release account at Party B, which is used to release and pay all of the loan under this Contract.
2 Other accounts that Party A opens at Party B (account number：  blank    )
II Account for recovery of funds
1. Within the ten working day since the Contract becomes effective, Party A shall open an account for recovery of funds at Party B or use the existing account  (A/C No.: 22001626228055010311) opened in Party B as the account for recovery of funds.
2．Party A shall periodically summarize and report the funds in and out of the account for recovery of funds on the monthly (choose “monthly” or quarterly) basis. Party A shall report the funds in and out of pervious period in no more than the first ten working days of every period of time.
3．Party B is entitled to manage the account for recovery of funds, which, specifically, shall meet the following requirements of  （3）（6）（7）
  （1）Average stock of funds within the account:
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  （2）Time of receiving the recovering funds：
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  （3）Propitiation that Party A’s recovery funds into account accounting for its total sales revenue
All sales

  （4）The amount limit of single payment to external receiver from the account：
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  （5）The payment limit of single day to external receiver from the account
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  （6）The limit to open online banking system
Online banking system shall not be used
  （7）The payment to external receiver from the account shall be approved by Party B；
  （8） This account shall be specifically used to recover and repay the funds, rather than any other purposes；
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  （10）Other requirements required by Party B；

  （11）Implement based on account management agreement signed by two parties additionally

Article 9 Repayment
I Repayment principal
Party A shall repay the loan under this Contract as per the following principals:
Party B is entitled to use the repaid amount on all of its advanced payment on behalf of Party A as specified in this Contract, and the expenses that Party B realizes its creditor's rights. The remaining repayment shall be used for repaying the interest at first and then for repaying the principal and the loan shall be paid off with the principal and interests at the due date. But for the loan whose principle and interest is 90 days overdue or loans that have been otherwise stipulated by law, rules and regulations, Party A shall repay the principal first and then interest later.
II Interest settlement
Party A shall pay for interest due at the interest settlement date. The first date of settling interest is the first settlement date after the loan is released. The principal and interest shall be all cleared at the last repayment.
III Repayment Plan
Party A shall repay the principal of the loan based on the repayment plan stipulated in the credit loan withdrawal notification
IV Method of Repayment
Before the repayment date specified in this Contract, Party A shall open an account at Party B and deposit sufficient amount of the current period at this newly opened account or account for recovery of funds to have Party B automatically deduct the debt (Party B is also entitled to transfer the amount from this account to repay the loan) or Party A can transfer the amount from other account to repay the loan.

V Repayment in Advance
To repay the principal in advance, Party A shall submit an application in writing to Party B in thirty working days before. Upon the consent of Party B, Party A can repay partial or total principal in advance.
To repay the principal in advance, Party A shall be charged based on the actual days of using the loan and interest rate specified in the article 5 of this Contract.

Party B which agrees Party A to repay in advance is entitled to charge Party A compensation, which shall be determined as per the 1st method as follows:
1 Compensation amount= principal amount repaid in advance × numbers of the month for advance repayment ×1%. The advance repayment time which is less than one month shall be calculated as one month.
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If Party A advance repays the loan by installments, the partial principal shall be repaid in advance according to the reverse order of the repayment plan. The remaining unpaid loan shall be calculated as the interest rate specified in this Contract.

Article 10 Rights and Obligations of Party A
 I Rights of Party A
(I) Party A is entitled to submit loan release application to Party B as specified in this Contract.
(II) Party A is entitled to use the loan for the purpose specified in this Contract.
(III) Party A is entitled to request Party B to keep confidential for the financial materials and secrets of business production and management provided by Party A to Party B, except that is required by the law or regulations, by the competent authoritative  departments or otherwise stipulated by both parties.
(IV) Party A is entitled to refuse Party B and its staff to ask for bribe. Party A is entitled to report above behaviors or other Party B’s illegal behaviors of violating the country’s credit interest rate, service fee to the authoritative departments.

    II Obligations of Party A
      （I）Party A shall undertake all expenses regarding to drawdown and full repayment of principal and interest specified in this Contract.
      （II）At Party B’s request, Party A shall provide Party B related financial and accounting materials and business production and operation materials of Party A, including but not limited to balance sheet as of the end of previous quarter, income statement as of the end of previous quarter (statement of revenues and expenditures for the public institutions) within the first ten working days of first month of every quarter, and timely provide cash flow statement of the current year by the end of the year. Party A shall be responsible for the authenticity, completeness and effectiveness of the materials and shall not provide any materials that are fake or conceal the material operational and financial facts.

   (III)Party A shall notify Party B in writing in three working days after its solvency has been materially and adversely affected or other circumstances happened to  threats to compensating Party B’s claims, or changing the important registered items on the Administration for Industry and Commerce such as name, legal representative (person in charge), domicile, business scope, registered capital or the articles of association of the company and attach the relevant amended materials
(IV) Party A shall use the loan for the purpose as specified in this Contract and shall not misuse or misappropriate the loan or use the loan for illegal or regulation violating transaction; Party A shall not use the loan for the purpose of fixed assets and equity investment and shall not be used the loan for nationally banned production and business and shall not be used for repaying the debts resulted from Party A’s fixed assets and equity investments; Party A shall accept Party B’s inspection and supervision on its production, business, financial activities and the use of the loan in a cooperative manner; and accept the management requirement by Party B after Party B releases the loan. Party A shall not withdraw the fund, transfer assets or take use of the related transaction to escape its liabilities to Party B; Party A shall not use fake contract with the related parties without actual transaction to discount on the bank with notes receivable and accounts receivables or to obtain bank financing or being offered the credit line.
(V) Party A shall abide by the relevant environmental protection regulations if conducting production with the loan under this Contract.
   (VI) Party A shall not provide guarantee with the assets due to the loan under this Contract to the third party before repaying all principal and interest of Party B or before getting the consent of Party B

(VII ) If Party A is a group client, it shall timely report Party B the related transaction , whose transaction amount accounts for more than 10% of its net assets, including (1) relationship with each related parties, (2) transacted items and nature, (3) transacted amount or corresponding proportion, (4) pricing policy (including the transaction with no amount or only nominal amount)
(VIII) Party A shall obtain Party B’s written consent before doing merger, division, transfer of shares, foreign investment, and substantial increase in debt financing and other significant issues. The written consents by Party B does not hinder Party B to take relief measures agreed in this Contract when it thinks that above acts may endanger Party B’s debt security:
      （IX）Party A’s self-payment. Party A shall report the loan usage and payment to Party B on a monthly basis. Party A shall report such information of previous month to Party B and submit actual loan usage list in no more than the first ten working days of every month till the total repayment of loan.  Please refer the report format to annex 4.

Article 11 Rights and Obligations of Party B
I  Party B is entitled to request Party A to repay the principal, interest and expenses on schedule, and manage and control the payment of loan principal; dynamically monitor the total cash flow of Party A; recall the loan according to recovery of funds and exercise all other rights stipulated in this Contract and also require Party A to perform all other rights and obligations as specified in this Contract
II  Party B is entitled to participate in Party A’s large amount of funds raising (ie.e. total amount is more than RMB5 million or equivalent amount of foreign currency), assets sales and merger, division, joint-stock reform, bankruptcy and liquidation, and other activities. The specific method is as No. 1 below:
1．Party A shall obtain Party B’s written consents to do the above activities:
2．Party B shall arrange Party A to raise large amount of funds
3．Sales price and target buyer of Party A’s assets shall be subject to the following stipulations.
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5．Other appropriate methods that Party B shall adopt
III Party B shall release the loan as the agreed amount in this Contract. The delay caused by Party A or other reasons that are not attributable to Party B is an exception.
IV Party B shall keep confidential for the financial materials and secrets of business production and management provided by Party A, except that is required by the law or regulations, by the competent authoritative departments or otherwise stipulated by both parties.
V Party B shall not offer, ask for or receive bribe from the Party A or its staff.
VI Party B shall not have any behaviors of dishonesty or behaviors of impairing Party A’s legitimate interests.
Article 12 Liability for Breach and Remedial Measures under Critical Situation that Hazards Party B’s creditor rights
I Situation and Liability for Party B’s Breach
(I) Where Party B does not release the loan as specified in this Contract without justifiable reason, Party A can request Party B to continue to release the loan as specified in this Contract.
(II) Where Party B charges interests and expenses that are forbidden by the country’s laws and regulations from Party A, Party A is entitled to request Party B to return those expenses.
II Situation for Party A’s Breach
(I) If Party A breaches any provisions of this Contract
(II) Party A has clearly expressed or shown by its conduct that it will not perform any of its obligations specified in this Contract.
III Situation that may hazard the creditor’s rights of Party B

(I) Party B will consider that its creditor’s rights are hazarded if one of the following circumstances occurs: Party A conducts contracting, take-over, leasing, shareholding restructure, decrease of registered capital, investment, joint operation, merger, consolidation, acquisition restructure, spin-offs, joint venture. Or Party A is required to conduct suspension, termination, dissolution or bankruptcy, change of actual shareholder or transfer of significant assets, suspension, termination, or expensively fined by authoritative departments, revoked registration and business license, involved in material lawsuits, in exceptional difficulties in production and business management, has deteriorated financial conditions or inability to perform normal duties by legal representative or person in charge.
(II) Party B considers that its creditor’s rights are hazarded if one of the following circumstances occurs: Party A fails to perform its liabilities due (including liabilities due to China Construction Bank and its branches at all levels or any third parities), transfers assets at a low cost or no expenses, relieves its debts, neglects to perform its obligations or other rights or provide guarantee to the third party. Party A’s financial indexes can not continue to comply with the requirements of Annex 2 to the “binding clause of financial indexes "; any account of Party A (including but not limited to the funds recovery account and other accounts under Party B’s supervision) have abnormal fluctuations; Party A has severe cross-default events: Party A has poor business profitability and abnormal usage of loan funds;
(III) Party A’s shareholders abuse of corporate separate legal person status and shareholders’ limited liability and escape liabilities or conduct other behaviors that Party B may consider hazard its creditor’s rights:
(IV) Any of the prerequisite conditions that is necessary for Party B to release the loan has not been continuously met under this Contract:
(V)Party B considers that its creditor’s rights are hazarded if one of the following circumstances occurs on the surety:

1．Violates any provisions of the guaranty contract or the stated or guaranteed facts are fake, false or have an important omission.

2.The suretyship ability maybe affected because the surety is conducting contracting, take-over, leasing, shareholding restructure, decrease of registered capital, investment, joint operation, merger, consolidation, acquisition restructure, spin-offs, joint venture, transfer of shares, substantial increase in debt financing, or required to conduct suspension, termination, dissolution or bankruptcy, change of actual shareholder or transfer of significant assets, suspension, termination, or expensively fined by authoritative departments, revoked registration and business license, involved in material lawsuits, in exceptional difficulties in production and business management, has deteriorated financial conditions or inability to perform normal duties by legal representative or person in charge.

3．Other circumstances that lose or may lose its suretyship ability
(VI) Party B considers that its creditor’s rights are hazarded if one of the following circumstances occurs on pledge or mortgage:
1．The pledged or mortgaged assets are damaged, lost or reduced in value caused by behaviors of the third person, state’s levy, confiscation, expropriation, withdrawal without compensation, relocation, any changes of the market condition or any other reasons
2．The pledged or mortgaged assets are confiscated, frozen, deducted for transfer, retained, auctioned, supervised by the administrative organizations, or have ownership disputes.
3．The pledgor or mortgagor violates any provisions of the pledge or mortgage contracts or its stated or guaranteed facts are fake, false or have an omission.
4．Other circumstances that Party B may consider to hinder the realization of its pledge right or mortgage right
(VII) The guarantee is not established, effective, valid, or revoked, or discharged. The surety violates or clearly expresses or shows by its behavior that the surety will not perform its suretyship liability, or the surety has partially or wholly lost its suretyship ability, or the value of collateral is reduced, or so that Party B may consider to hinder the realization of its creditor’s rights.

(VIII) Other circumstances that Party B may consider to hinder the realization of its creditor’s rights.
IV Remedial Measurement of Party B
Party B is entitled to exercise one or more rights as follows if any of the circumstances described in Paragraph 2 or 3 of this Article occurs:
(I) Stop releasing the loan
(II) Supplement conditions of loan release and payment
(III)  Change the payment method of loan as stipulated in this Contract
(IV) Announce the loan is due immediately and request Party A to immediately repay all principal, interest and expenses due or undue under this Contract;
(V) Adjust, cancel or terminate the credit of loan, or adjust effective period of the loan credit
(VI) Party A fails to use the loan for the purpose specified in this Contract, the interest and compound interest for the misused loan shall be calculated based on the interest rate of default in the way of interest settlement as specified in this Contract from the date of using the loan to the date that all principal and interests are settled.
(VII) For the principal and interest overdue (including partial or total principal and interest announced by Party B to be due in advance), from the date of overdue to the date that principal and interest have been cleared, the interest and compound interest of the loan shall be charged based on the interest rate of default in the specified way of settlement in the Contract. The overdue loan refers to that Party A fails to repay the loan on schedule or fails to repay the loan within the time limit on the plan of principal repayment by installments

Party A shall be charged compound interest for the unsettled interest prior to the due date based on the interest rate and interest settlement method specified in this Contract.
(VIII) Other remedial measures including but not limited to:

1. Transfer RMB or other Currency of the corresponding amount from the bank account opened in the China Construction Bank by Party A and not obliged to give an advance notification.
2．Exercise the suretyship right
3．Request Party A to provide new suretyship on all the liabilities under this Contract as per Party B’s requirement
4．Party A is forbidden to dispose its deposits in the account opened at China Construction Bank by Party A (including but not limited to the account of recovery funds)
5．Terminate the Contract

Article 13 Other Provisions
1 Undertaking the expenses
All the expenses relating to this Contract and legal service, insurance, evaluation, registration, custodial, appraisal and notary that is related to suretyship under this Contract shall be borne by Party A, unless otherwise stipulated by two parties.
All expenses for Party B to realize its creditor’s rights (including but not limited to legal fees, arbitration fees, property preservation fees, travel expenses, implementation fees, assessment fees, auction fees, notary fees, delivery service fees, announcement fees, lawyer fees, etc.) shall be borne by Party A.
2 The Use of Party A’s Information
Party A agrees that Party B can check Party A’s credit status from the People’s Bank of China and credit database established by the credit reporting authorities or relevant organizations or department and agrees Party B to provide Party A’s information to the People’s Bank of China and credit database established by the credit reporting authorities or relevant organizations or departments. Party A agrees that Party B can reasonably use and disclose Party A’s information according to the needs of Party B.

3 Collecting Overdue Payments by Announcement
If Party A defaults on the principal and interest of the loan, or has other breaching behaviors, Party B is entitled to report to relevant departments or organizations or collect overdue payment through news and media announcement.
4 Effectiveness of Evidence Recorded by Party B
Except that there is reliable, confirmative adverse evidence, the internal accounting records related to principal, interest, fees and repayment records, bills and evidence related to the drawdown, repayment or interest settlement procedures made or kept by Party B, records and evidence that Part B urges Party A to repay the loan, all constitute a valid proof of creditor and debtor relationship between two parties. Party A shall not have discrepancy only because above records, bills, vouchers are kept or made unilaterally by Party B.
5 Rights reserved
The rights under this Contract do not affect or exclude any rights that Party B shall enjoy according to the law and regulations or other contracts. Any extension, toleration, favor to exercise any rights under this Contract or permit to delay of performance any obligation under this contract shall not be deemed as abandon of any rights or benefits under this Contract or permit or approval of any behaviors of breaching this Contract, nor limitation, hindrance or impeding to continue exercise its rights or other rights, nor leading that Party B shall undertake obligations and responsibilities to Party A.
6 Except liabilities under this Contract, if Party A has other liabilities due to Party B, Party B is entitled to transfer corresponding amount in RMB or other currency from the account opened by Party A in China Construction Bank to deduct debts of Party A. Party A agrees not to raise any objection.
7 If Party A’s mailing address or contact information has any changes, Party A shall immediately notify Party B in writing and shall undertake any losses therefrom due to failure of timely notifying Party B.
8 Transfer the Amount Payable
 For all amount payable by Party A under this Contract, Party B is entitled to transfer corresponding amount in RMB or other currency from the account opened by Party A in China Construction Bank and does not need to notify Party A in advance. If any necessity to proceed with procedures of exchange, settlement and sales and foreign exchange transactions, Party A has an obligation to assist Party B to proceed with this procedures. The risk on exchange rate shall be borne by Party A.

9 Settlement of Disputes
Disputes arising from the performance of this contract by Party A and Party B shall be settled by them through negotiations. If negotiations fail in this purpose, method __1___ below shall be used for settlement.
1．To resort to legal proceedings to settle the disputes at the court of the place where Party B is located.
2．Submit __blank_____ Arbitration Committee (Location of Arbitration__blank_____) for arbitration according to the arbitration rules in effect at time of application. The arbitration award shall be final and binding on both parties.
During the lawsuit period, the articles not involved in the arbitration under this Contract shall still be performed.
10 Conditions to make the Contract effective
This Contract shall become effective after signature and seal of legal representative (Person in Charge) or authorized representative, plus official seal of the company by Party A and Party B.
    All annexes, application for the credit loan, notification on withdrawing the credit loan and all kinds of vouchers and other legal documents that form claims and liabilities relationships under this Contract have the same legal effect with this Contract.
11 This contract is made into____six_____original copies.
12 Other Matters Agreed Upon
In case of any special situation in the process of performing this Contract, two parties shall consult to re-determine the floating ratio for the interest rate of loan specified in the paragraph 1 of article 5 and sign the supplementary agreement.
Without the approval of our bank, Party A shall not provide any forms of collateral to any other party, otherwise, Party A is regarded as breach of this Contract shall be charged liquidated damages and required to repay the loan before maturity. If the lender transfers the loan, the borrower shall agree this transfer.

Article 14 Statement Clauses
1 Party A clearly understands the business scope and authorization scope of Party B.
2 Party A has read all clauses of this Contract. At Party A’s request, Party B has made corresponding statement on the clauses of this Contract. Party A has totally understood and fully comprehended the meaning of the Clauses and their legal consequences.
3 Party A’s signature and performance the obligations under this Contract are in conformity to the laws, administrative rules and regulations, and the articles of associations of Party A or internal regulations and have been approved by the authoritative organizations of the company or the country.
IV Party A’s production and management complies with law and regulations.
V Party A has the continued operating ability and legitimate source of funds for repayment
VI Party A promises that all loans under this contract are based on the real purpose of the borrower and does not exceed its actual needs.
VII Party A and its shareholders have good credit standing and have no significant adverse records.
VIII  Party A has no objection that Party B is entitled to entrust China Construction Bank and its branches to release the loans under this Contract and exercise rights and obligations of Party B under this Contract.
IX Party A makes statement that when it enters into this Contract, it does not exist any violation of the relevant laws and legal regulations on environmental protection, energy conservation, reduced pollution and promises that it will strictly comply with relevant laws, regulations and rules on environmental protection, energy saving,  pollution reducing. If Party A’s above statement is false or its above commitments are not fulfilled, or Party A may occur energy consumption, pollution risk, Party B shall have the right to stop releasing loans, or declare early maturity of loan principal and interest , or take other relief measures as stipulated in this Contract or permitted by law.
Party A（seal）：Jilin Hengchang Agriculture Development Co., Ltd.Legal representative（responsible person）or authorized agent（signature）：
February 20, 2012
Party B（seal）：China Construction Bank Co., Ltd Siping Branch
Responsible person or authorized agent（signature）：
February 20, 2012

Annex 1：
Basic loan information

1．Specific usage of the loan under this Contract：
Purchasing grains

Party A shall not change the specific usage of this loan without the written consent of Party B.
2．Sources of funds for repayment under this Contract:
Sales revenue

Party A shall ensure that the repayment is real, legitimate and has stable and adequate cash flow.

3．Others：
blank

Annex 2：
Binding clauses for financial indexes
Party A’s financial indexes shall continue to meet the following restrictions:
Continued debt asset ratio is lower than 70%

Party B has the right to amend above restrictions after notifying Party A in thirty working days in advance.

Annex 3：
Loan usage plan

Contract No.
Loan withdrawal date
Serial No.	Planned usage	Estimated amount of payment	Estimated receiver of payment（if applicable）	Remarks
1
2
… …
Total	(Unit RMB 10,000) (In words： )
Name of borrower（seal）：

Annex 4：
Summary of self-payment

Contract No.
Loan withdrawal date
Serial No.	Actual usage	Receiver of payment	Amount	Supporting materials	If there are any planned events
1
2
……
Total	(Unit RMB 10,000) (In words： )
Name of borrower（seal）：
Internal audit conclusion	Account manager（signature）：
Release and payment auditor（signature）：